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                                                                     Exhibit 4.7

THIS WARRANT AND THE SHARES OF CAPITAL STOCK ISSUED UPON ANY EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED BY ANY PERSON, INCLUDING A PLEDGEE, UNLESS (1) EITHER
(A) A REGISTRATION WITH RESPECT TO THERETO SHALL BE EFFECTIVE UNDER THE SECURITIES ACT, OR (B) THE COMPANY SHALL HAVE RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT IS AVAILABLE, AND (2) THERE SHALL HAVE BEEN COMPLIANCE WITH ALL APPLICABLE STATE SECURITIES OR "BLUE SKY" LAWS.

                                                               ___________, 2006

                            WARRANT TO PURCHASE STOCK
                                       OF

                          INTELLECT NEUROSCIENCES, INC.

                            (A DELAWARE CORPORATION)

     INTELLECT NEUROSCIENCES, INC., a Delaware corporation (the "Company"), for value received, hereby certifies that ___________ (the "Holder"), is entitled, subject to the terms set forth below, to purchase from the Company, at any time or from time to time at or before the earlier of 5:00 p.m. New York City time on ___________, 2011 (the "Expiration Date") and the termination of this Warrant as provided in Section 8 hereof, ___________ shares of Common Stock, par value $0.001 per share, of the Company (the "Common Stock"), at a purchase price (the "Exercise Price") equal to $___________ per share, as adjusted upon the occurrence of certain events as set forth in Section 3 of this Warrant. The shares of stock issuable upon exercise of this Warrant are hereinafter referred to as the "Warrant Stock".

     1. Exercise.

          1.1 Manner of Exercise: Payment in Cash. This Warrant may be exercised by the Holder, in whole or in part, by surrendering this Warrant, with the purchase form appended hereto as Exhibit A duly executed by the Holder, at the principal office of the Company, or at such other place as the Company may designate, accompanied by payment in full of the Exercise Price payable in respect of the number of shares of Warrant Stock purchased upon such exercise. Payment of the Exercise Price shall be in cash or by certified or official bank check payable to the order of the Company.

          1.2 Automatic Exercise. Immediately before the expiration or termination of this Warrant, to the extent this Warrant is not previously exercised, and at such time the


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

     fair market value of one share of the Company's Common Stock subject to this Warrant is greater than the Exercise Price, then in effect as adjusted pursuant to this Warrant, this Warrant shall be deemed automatically exercised pursuant to Section 1.1 above, even if not surrendered. For purposes of such automatic exercise, the fair market value of the Company's Common Stock upon such expiration shall be determined pursuant to Section
     3.4 herein. To the extent this Warrant or any portion thereof is deemed automatically exercised pursuant to this Section 1.2, the Company agrees to promptly notify the Holder of the number of shares of Warrant Stock, if any, the Holder hereof is to receive by reason of such automatic exercise.

          1.3 Effectiveness. Each exercise of this Warrant shall be deemed to have been effected immediately prior to the close of business on the day on which this Warrant shall have been surrendered to the Company as provided in Section 1.1 above. At such time, the person or persons in whose name or names any certificates for Warrant Stock shall be issuable upon such exercise as provided in Section 1.5 below shall be deemed to have become the holder or holders of record of the Warrant Stock represented by such certificates.

          1.4. Delivery of Certificates. As soon as practicable after the exercise of this Warrant in full or in part, and in any event within ten
     (10) business days thereafter, the Company at its sole expense will cause to be issued in the name of, and delivered to, the Holder, or, subject to the terms and conditions hereof, as such Holder (upon payment by such Holder of any applicable transfer taxes) may direct:

               (a) A certificate or certificates for the number of full shares of Warrant Stock to which such Holder shall be entitled upon such exercise plus, in lieu of any fractional share to which such Holder would otherwise be entitled, cash in an amount determined pursuant to
          Section 2 hereof, and

               (b) In case such exercise is in part only, a new warrant or warrants (dated the date hereof) of like tenor, calling in the aggregate on the face or faces thereof for the number of shares of Warrant Stock (without giving effect to any adjustment therein) equal to the number of such shares called for on the face of this Warrant minus the number of such shares purchased by the Holder upon such exercise as provided in Section 1.1 above.

     2. Fractional Shares. The Company shall not be required upon the exercise of this Warrant to issue any fractional shares. As to any fraction of a share which the Holder would otherwise be entitled to purchase upon such exercise, the Company shall pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Exercise Price.

     3. Certain Adjustments.

          3.1 Changes in Common Stock. If, after the Determination Date, the Company shall (i) combine the outstanding shares of Common Stock into a lesser number of shares, (ii) subdivide the outstanding shares of Common Stock into a greater number of shares, or


                                        2

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     (iii) issue additional shares of Common Stock as a dividend or other distribution with respect to the Common Stock, the number of shares of Warrant Stock shall be equal to the number of shares which the Holder would have been entitled to receive after the happening of any of the events described above if such shares had been issued immediately prior to the happening of such event, such adjustment to become effective concurrently with the effectiveness of such event. The Exercise Price in effect immediately prior to any such combination of Common Stock shall, upon the effectiveness of such combination, be proportionately increased. The Exercise Price in effect immediately prior to any such subdivision of Common Stock or at the record date of such dividend shall upon the effectiveness of such subdivision or immediately after the record date of such dividend be proportionately reduced.

          3.2 Reorganizations and Reclassifications. If, after the Determination Date, there shall occur any capital reorganization or reclassification of the Common Stock (other than a change in par value or a subdivision or combination as provided for in Section 3.1), then, as part of any such reorganization or reclassification, lawful provision shall be made so that the Holder shall have the right thereafter to receive upon the exercise hereof the kind and amount of shares of stock or other securities or property which such Holder would have been entitled to receive if, immediately prior to any such reorganization or reclassification, such Holder had held the number of shares of Common Stock which were then purchasable upon the exercise of this Warrant. In any such case, appropriate adjustment (as reasonably determined by the Board of Directors of the Company) shall be made in the application of the provisions set forth herein with respect to the rights and interests thereafter of the Holder such that the provisions set forth in this Section 3 (including provisions with respect to adjustment of the Exercise Price) shall thereafter be applicable, as nearly as is reasonably practicable, in relation to any shares of stock or other securities or property thereafter deliverable upon the exercise of this Warrant.

          3.3 Merger, Consolidation or Sale of Assets. If, after the Determination Date, there shall be a merger or consolidation of the Company with or into another corporation (other than a merger or reorganization involving only a change in the state of incorporation of the Company or the acquisition by the Company of other businesses where the Company survives as a going concern), or the sale of all or substantially all of the Company's capital stock or assets to any other person, then as a part of such transaction, provision shall be made so that the Holder shall thereafter be entitled to receive the number of shares of stock or other securities or property of the Company, or of the successor corporation resulting from the merger, consolidation or sale (and at a total purchase price not to exceed that payable upon the exercise in full of this Warrant), to which the Holder would have been entitled if the Holder had exercised its rights pursuant to the Warrant immediately prior thereto. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 3 to the end that the provisions of this
     Section 3 shall be applicable after that event in as nearly equivalent a manner as may be practicable.

          3.4 Certain Anti-Dilution Adjustments. If at any time after the Determination Date while any portion of this Warrant remains outstanding, the Company shall issue


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

     shares of Common Stock (or rights, warrants, or other securities convertible into or exchangeable for shares of Common Stock, other than issuances covered by Sections 3.1, 3.2 or 3.3 above, at a price per share (or having an exercise, conversion, or exchange price per share) less than the Exercise Price in effect as of the date of issuance of such shares or of such rights, warrants, or other convertible or exchangeable securities, then, and in each such case, the Exercise Price shall be reduced (but not increased) to a price determined by dividing (A) an amount equal to the sum of (x) the number of shares of Common Stock outstanding immediately prior to such issue (determined on a fully-diluted basis; i.e., treating as outstanding all shares of Common Stock issuable upon exercise, exchange or conversion of all outstanding options (to the extent then vested and exercisable), warrants, or other securities exercisable or exchangeable for or convertible into, directly or indirectly, shares of Common Stock) multiplied by the then existing Exercise Price, plus (y) the consideration, if any received by the Company upon such issue, by (B) the total number of shares of Common Stock outstanding immediately after such issue or sale (determined on a fully-diluted basis as aforesaid). For the purpose of determining the consideration received by the Company upon any such issue pursuant to clause (y) above, if the consideration received by the Company is other than cash, its value will be deemed its fair market value, which if not readily determinable shall be determined in good faith by the Board of Directors of the Company. An adjustment made pursuant to the paragraph shall be made on the next business day following the date on which any such issuance is made and shall be effective retroactively immediately after the close of business on such date. Notwithstanding anything contrary in this Section, there shall be no reduction to the Exercise Price pursuant to this Section with respect to (i) the issuance or sale of options to purchase shares of Common Stock to employees, consultants and directors, pursuant to a stock option plan approved by the Board of Directors, (ii) securities issued in connection with the Company's initial public offering of its securities pursuant to a registration statement declared effective by the Securities and Exchange Commission which raises gross proceeds to the Company of at least Ten Million Dollars ($10,000,000) or any securities issued by the Company thereafter, (iii) the issuance of securities pursuant to the conversion or exercise of convertible or exercisable securities as of the date of this Warrant, (as adjusted for recapitalizations, stock splits, and the like) which are currently outstanding as of the date of this Warrant or (iv) the issuance of securities as consideration for a bona fide business acquisition of or by the Company, whether by merger, consolidation, sale of assets, sale or exchange of stock or otherwise, which involves a third party which is not affiliated with the Company or its current stockholders or in a strategic allowance.

          3.5 No Impairment. The Company will not, by amendment of its Articles of Incorporation or any other organizational or shareholder rights documents of the Company, or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Section 3 and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holder of this Warrant against impairment.


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

          3.6 Certificate of Adjustment. When any adjustment is required to be made in the Exercise Price, the Company shall promptly mail to the Holder a certificate setting forth the Exercise Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Delivery of such certificate shall be deemed to be a final and binding determination with respect to such adjustment unless challenged by the Holder within ten (10) days of receipt thereof. Such certificate shall also set forth the kind and amount of stock or other securities or property into which this Warrant shall be exercisable following the occurrence of any of the events specified in this Section 3.

     4. Compliance with Securities Act.

          4.1 Unregistered Securities. The Holder acknowledges that this Warrant and the Warrant Stock have not been registered under the Securities Act of 1933, as amended, and the rules and regulations thereunder, or any successor legislation, and agrees not to sell, pledge, distribute, offer for sale, transfer or otherwise dispose of this Warrant or any Warrant Stock in the absence of (i) an effective registration statement under the Securities Act covering this Warrant or such Warrant Stock and registration or qualification of this Warrant or such Warrant Stock under any applicable "blue sky" or state securities law then in effect, or (ii) an opinion of counsel, reasonably satisfactory to the Company, that such registration and qualification are not required. The Company may delay issuance of the Warrant Stock until completion of any action or obtaining of any consent, which the Company reasonably deems necessary under any applicable law (including without limitation state securities or "blue sky" laws); provided, that the Company will use reasonable best efforts to complete such action or obtain such consent as soon as practicable.

          4.2 Investment Letter. Without limiting the generality of Section 4.1, unless the offer and sale of any shares of Warrant Stock shall have been effectively registered under the Securities Act, the Company shall be under no obligation to issue the Warrant Stock unless and until the Holder shall have executed a customary investment letter in form and substance reasonably satisfactory to the Company, including a warranty at the time of such exercise that the Holder is acquiring such shares for its own account, for investment and not with a view to, or for sale in connection with, the distribution of any such shares.

          4.3 Legend. Certificates delivered to the Holder pursuant to Section
     1.3 shall bear the following legend or a legend in substantially similar form:

     "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN TAKEN FOR INVESTMENT AND THEY MAY NOT BE SOLD OR OTHERWISE TRANSFERRED BY ANY PERSON, INCLUDING A PLEDGEE, IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SHARES UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY, THAT AN EXEMPTION FROM REGISTRATION IS THEN AVAILABLE."


                                        5

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     5. Registration Rights.

          5.1 Certain Definitions. As used in this Section 5, the following terms shall have the following respective meanings:

          "Holder" shall mean the record owner of Registrable Securities.

          The terms "Register" "Registered" and "Registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act ("Registration Statement"), and the declaration or ordering of the effectiveness of such Registration Statement.

          "Registrable Securities" shall mean all Common Stock not previously sold to the public and issued to the Holder pursuant to the exercise of this Warrant, or Common Stock issued with respect to such shares pursuant to stock splits, stock dividends and similar distributions with respect to such shares, provided, however, that shares of Common Stock which are Registrable Securities shall cease to be Registrable Securities at such time, and for so long as, such shares are eligible for sale pursuant to Rule 144(k) under the Securities Act.

          "Registration Expenses" shall mean all expenses incurred by the Company in complying with Section 5.2 of this Agreement, including, without limitation, all federal and state registration, qualification and filing fees, printing expenses, fees and disbursements of counsel for the Company, blue sky fees and the expense of any special audits incident to or required by any such registration, but shall not include Selling Expenses.

          "Selling Expenses" shall mean all underwriting discounts and selling commissions applicable to the sale of Registrable Securities pursuant to this Agreement and all expenses of any special counsel for the Holder.

     5.2  Piggyback Registration.

               5.2.1 Notice of Piggyback Registration and Inclusion of Registrable Securities. Subject to the terms of this Agreement, in the event the Company decides to Register any of its Common Stock for cash (either for its own account or the account of a security holder), other than pursuant to a Registration Statement which exclusively relates to the Registration of securities under an employee stock option, purchase, bonus or other benefit plan, then for so long as the Holder holds Registrable Securities, the Company will: (1) promptly give the Holder written notice thereof (which shall include a list of the jurisdictions in which the Company intends to attempt to qualify such securities under the applicable Blue Sky or other state securities laws) and (2) include in such Registration (and any related qualification under Blue Sky laws or other compliance), and in any underwriting


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

          involved therein, all the Registrable Securities specified in a written request delivered to the Company by the Holder within 10 days after delivery of such written notice from the Company. The right of the Holder to have Registrable Securities included in any Registration Statement shall be conditioned upon the provision by the Holder of any information reasonably requested by the Company within ten (10) days of such request.

               5.2.2 Underwriting in Piggyback Registration. If the Registration of which the Company gives notice is a Registered public offering involving an underwriting, the Company shall so advise the Holder as a part of the written notice given pursuant to Subsection 5.2.1. In such event the right of the Holder to Registration shall be conditioned upon such underwriting. The Holder shall, together with the Company, enter into an underwriting agreement with the Underwriter's Representative for such offering. The Holder shall have no right to participate in the selection of the underwriters for an offering pursuant to this Section.

               5.2.3 Withdrawal in Piggyback Registration. If the Holder disapproves of the terms of any such underwriting, it may elect to withdraw therefrom by written notice to the Company and the underwriter delivered at least seven (7) days prior to the effective date of the Registration Statement. Any Registrable Securities or other securities excluded or withdrawn from such underwriting shall be withdrawn from such Registration.

     5.3  Obligations of the Company and the Holder.

               5.3.1 Underwriting Requirements. In connection with any offering involving an underwriting of shares pursuant to Section 5.2 the Company shall not be required to include any of the Holder's Registrable Securities in such underwriting unless they accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by it.

               5.3.2 Expenses of Registration. All Registration Expenses incurred in connection with all Registrations pursuant to Section 5.2 shall be borne by the Company. Selling Expenses to be borne by the holders of the Registrable Securities Registered shall be borne pro rata on the basis of the number of Registrable Securities being Registered.

     5.4  Indemnification.

               5.4.1 Company's Indemnification of the Holder. The Company will indemnify the Holder, and each of its directors, officers, stockholders, partners or other beneficial owners, and each person controlling the Holder, with respect to which Registration, qualification or compliance of Registrable Securities has been effected pursuant to this Warrant, and each underwriter, if any, and each person who controls any underwriter against all claims, losses, damages or liabilities,


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          including reasonable legal fees and expenses (or actions in respect thereof) to the extent such claims, losses, damages or liabilities arise out of or are based upon any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus or other document (including any related Registration Statement) incident to any such Registration, qualification or compliance, or are based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of any rule or regulation promulgated under the Securities Act applicable to the Company and relating to action or inaction required of the Company in connection with any such Registration, qualification or compliance; and the Company will reimburse the Holder, each of its directors, officers, stockholders, partners or other beneficial owners, each such underwriter and each person who controls the Holder or underwriter for any legal and any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action; provided, however, that the indemnity contained in this Section 5.4 shall not apply to amounts paid in settlement of any such claim, loss, damage, liability or action if settlement is effected without the consent of the Company (which consent shall not unreasonably be withheld); and provided, further, that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based upon any untrue statement or omission based upon written information furnished to the Company by the Holder, underwriter or controlling person and stated to be for use in connection with the offering of securities of the Company.

               5.4.2 The Holder's Indemnification of Company. The Holder will, if Registrable Securities held by the Holder are included in the securities as to which such Registration, qualification or compliance is being effected pursuant to this Warrant, indemnify the Company, each of its directors and officers, each legal counsel and independent accountant of the Company, each underwriter, if any, of the Company's securities covered by such a Registration Statement, and each person who controls the Company or such underwriter within the meaning of the Securities Act against all claims, losses, damages or liabilities, including reasonable legal fees and expenses (or actions in respect thereof), to the extent such claims, losses, damages or liabilities arise out of or based upon any untrue statement (or alleged untrue statement) of a material fact furnished in writing by the Holder or on the Holder's behalf expressly for use in any such Registration Statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Holder of any rule or regulation promulgated under the Securities Act applicable to the Holder and relating to action or inaction required of the Holder in connection with any such Registration, qualification or compliance; and will reimburse the Company, such directors, officers, partners, persons, law and accounting firms, underwriters or control persons for any legal and any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that


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

          such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such Registration Statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by the Holder and stated to be specifically for use in connection with the offering of securities of the Company; provided, however, that the Holders' liability under this Section 5.4 shall not exceed the Holder's proceeds from the offering of securities made in connection with such Registration.

               5.4.3 Indemnification Procedure. Promptly after receipt by an indemnified party under this Section 5.4 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 5.4, notify the indemnifying party in writing of the commencement thereof and generally summarize such action. The indemnifying party shall have the right to participate in and to assume the defense of such claim; provided, however, that the indemnifying party shall be entitled to select counsel for the defense of such claim with the approval of any parties entitled to indemnification, which approval shall not be unreasonably withheld; provided further, however, that if either party reasonably determines that there may be a conflict between the position of the Company and the Holders in conducting the defense of such action, suit or proceeding by reason of recognized claims for indemnity under this Section 5.4, then counsel for such party shall be entitled to conduct the defense to the extent reasonably determined by such counsel to be necessary to protect the interest of such party. The failure to notify an indemnifying party promptly of the commencement of any such action, if prejudicial to the ability of the indemnifying party to defend such action, shall relieve such indemnifying party, to the extent so prejudiced, of any liability to the indemnified party under this Section 5.4, but the omission so to notify the indemnifying party will not relieve such party of any liability that such party may have to any indemnified party otherwise other than under this Section 5.4.

               5.4.4 Subsequent Transferees. The provisions of this Section 5.4 applicable to the Holder shall apply with equal force and effect to each subsequent transferee to whom any of the Registrable Securities are transferred with the consent of the Company.

     6. Reservation of Stock. The Company will at all times thereafter reserve and keep available, solely for issuance and delivery upon the exercise of this Warrant, such shares of Warrant Stock and other stock, securities and property, as from time to time shall be issuable upon the exercise of this Warrant. The Company covenants that all shares of Warrant Stock so issuable will, when issued, be duly and validly issued and fully paid and nonassessable.

     7. Replacement of Warrants. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and (in the case of loss, theft or destruction) upon delivery of an indemnity agreement (with surety if reasonably required) in an amount reasonably satisfactory to the Company, or (in the case of mutilation) upon surrender and cancellation of this Warrant, the Company will issue, in lieu thereof, a new Warrant of like tenor.

     8. Termination upon Certain Events. If there shall be a merger or consolidation of the Company with or into another corporation (other than a merger or reorganization involving only a change in the state of incorporation of the Company or the acquisition by the Company of other businesses where the Company survives as a going concern), or the sale of all or substantially all of the Company's capital stock or assets to any other person, or the liquidation or dissolution of the Company, then as a part of such transaction, at the Company's option, either:

          (a) provision shall be made so that the Holder shall thereafter be entitled to receive the number of shares of stock or other securities or property of the Company, or of the successor corporation resulting from the merger, consolidation or sale, to which the Holder would have been entitled if the Holder had exercised its rights pursuant to the Warrant immediately prior thereto (and, in such case, appropriate adjustment shall be made in the application of the provisions of this Section 8(a) to the end that the provisions of Section 3 shall be applicable after that event in as nearly equivalent a manner as may be practicable); or

          (b) this Warrant shall terminate on the effective date of such merger, consolidation or sale (the "TERMINATION DATE") and become null and void, provided that if this Warrant shall not have otherwise terminated or expired, (1) the Company shall have given the Holder written notice of such Termination Date at least ten (10) business days prior to the occurrence thereof and (2) the Holder shall have the right until 5:00 p.m., Eastern Standard Time, on the day immediately prior to the Termination Date to exercise its rights hereunder to the extent not previously exercised.

     9. Transferability. Without the prior written consent of the Company, which consent shall not be unreasonably withheld or delayed, the Warrant shall not be assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment or similar process. Any attempted transfer, assignment, pledge, hypothecation or other disposition of the Warrant or of any rights granted hereunder contrary to the provisions of this Section 8, or the levy of any attachment or similar process upon the Warrant or such rights, shall be null and void.

     10. No Rights as Stockholder. Until the exercise of this Warrant, the Holder shall not have or exercise any rights by virtue hereof as a stockholder of the Company.

     11. Company's Representations.

     As a material inducement to the Holder to purchase this Warrant, the Company hereby represents and warrants that:

          (a) The Company shall have made all filings under applicable federal and state securities laws necessary to consummate the issuance of this Warrant pursuant to this Agreement in compliance with such laws, except for such filings as may be made properly after the Grant Date.

          (b) If there are parties to any stock purchase agreements whose consent or approval is required prior to the execution and delivery of this Warrant, the Company and any such parties shall have entered into an amendment to each such stock purchase agreement to provide for such consent and any required waivers, in such form and substance acceptable to the Holder, and such amendment shall be in full force and effect as of the date hereof.

          (c) If there are parties to any investor's rights agreements whose consent or approval is required prior to the execution and delivery of this Warrant, the Company and any such parties shall have entered into an amendment to each such investor's rights agreement providing for such consent and any required waivers, in such form and substance acceptable to Holder, and such amendment shall be in full force and effect as of the date hereof.

          (d) The copies of any existing stock purchase agreements and investor's rights agreements and the Company's charter documents and bylaws which have been furnished to Holder or the Holder's counsel reflect all amendments made thereto at any time prior to the date hereof and are correct and complete.

          (e) As of the date hereof, all of the outstanding shares of the Company's capital stock shall be validly issued, fully paid and nonassessable.

          (f) With respect to the issuance of this Warrant or the issuance of the Common Stock upon exercise of the Warrant, there are no statutory or contractual stockholders preemptive rights or rights of refusal, except for any such rights contained in any stock purchase agreement and/or investor's rights agreements which have been waived. The Company has not violated any applicable federal or state securities laws in connection with the offer, sale or issuance of any of its capital stock, and the offer, sale and issuance of this Warrant does not require registration under the Securities Act or any applicable state securities laws. To the best of the Company's knowledge, there are no agreements between the Company's stockholders with respect to the voting or transfer of the Company's capital stock or with respect to any other aspect of the Company's affairs, except for any stock purchase agreements and any investor's rights agreements identified on the attached Capitalization Schedule.

          (g) The execution, delivery and performance of this Warrant has been duly authorized by the Company. This Warrant constitutes a valid and binding obligation of the Company, enforceable in accordance with its terms. The execution and delivery by the Company of this Warrant, the issuance of the Common Stock upon exercise of the Warrant, and the fulfillment of and compliance with the respective terms hereof and thereof by the Company, do not and shall not (i) conflict with or result in a breach of the terms, conditions or provisions of, (ii) constitute a default under, (iii) result in the creation of any lien, security interest, charge or encumbrance upon the Company's capital stock or assets pursuant to, (iv) give any third party the right to modify, terminate or accelerate any obligation under, (v) result in a violation of, or (vi) require any authorization, consent, approval, exemption or other action by or notice or declaration to, or filing with, any court or administrative or governmental body or agency pursuant to, the charter or bylaws of the Company or any subsidiary, or any law, statute, rule or regulation to which the Company or any subsidiary is subject, or any agreement, instrument, order, judgment or decree to which the Company or any subsidiary is subject, except for any such filings required under applicable "blue sky" or state securities laws or required under Regulation D promulgated under the Securities Act.

     12. Notices. All notices, requests and other communications hereunder shall be in writing, shall be (i) delivered by hand, (ii) made by telex, telecopy or facsimile transmission, (iii) sent by overnight courier, or (iv) sent by registered mail, postage prepaid, return receipt requested. In the case of notices from the Company to the Holder, they shall be sent to the address furnished to the Company in writing by the last Holder who shall have furnished an address to the Company in writing. All notices from the Holder to the Company shall be delivered to the Company at its offices at 7 West 18th Street, New York, NY 10011 or such other address as the Company shall so notify the Holder. All notices, requests and other communications hereunder shall be deemed to have been given (i) by hand, at the time of the delivery thereof to the receiving party at the address of such party described above, (ii) if made by telex, telecopy or facsimile transmission, at the time that receipt thereof has been acknowledged by electronic confirmation or otherwise, (iii) if sent by overnight courier, on the next business day following the day such notices is delivered to the courier service, or (iv) if sent by registered mail, on the fifth business day following the day such mailing is made.

     13. Waivers and Modifications. Any term or provision of this Warrant may be waived only by written document executed by the party entitled to the benefits of such terms or provisions. The terms and provisions of this Warrant may be modified or amended only by written agreement executed by the parties hereto.

     14. Headings. The headings in this Warrant are for convenience of reference only and shall in no way modify or affect the meaning or construction of any of the terms or provisions of this Warrant.

     15. Governing Law. This Warrant will be governed by and construed in accordance with and governed by the laws of the State of New York, without giving effect to the conflict of law principles thereof.

     16. Consent to Jurisdiction. Each party hereto hereby irrevocably and unconditionally submits to the jurisdiction of any federal or state court sitting in the County of New York in the State of New York and irrevocably agrees that all actions or proceedings arising out of or relating to this Note shall be litigated exclusively in such court. Each party hereto agrees not to commence any legal proceeding related hereto or thereto except in such courts. Each party hereto irrevocably waives any objection which it may now or hereafter have to the laying of the venue of any such proceeding in any such court and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum. Each party hereto consents to process being served in any such action or proceeding by mailing a copy thereof by registered or certified mail.

     17. Waiver of Jury Trial. Each party hereto hereby waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any litigation directly or indirectly arising out of, under or in connection with this Note. Each party hereto (1) certifies that no representative, agent or attorney of any of the other parties has represented, expressly or otherwise, that any of the other parties would not, in the event of litigation, seek to enforce the foregoing waiver and (2) acknowledges that it and the other parties hereto have been induced to enter into this agreement, by, among other things, the mutual waivers and certifications in this Section 17.

     18. Severability. If any term, provision, covenant or restriction of this Warrant is held by a court of competent jurisdiction to be invalid, void or unenforceable, it shall be deemed replaced with a valid and enforceable provision that comes as close as possible to the economic purpose of the invalid, void or unenforceable provision, and the remainder of the terms, provisions, covenants and restrictions of this Warrant shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

            [THE REMAINDER OF THIS PAGE is INTENTIONALLY LEFT BLANK.]

     IN WITNESS WHEREOF, this Warrant has been executed and delivered on the date first written above by the duly authorized representative of the Company.

                                        INTELLECT NEUROSCIENCES, INC.


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                    EXHIBIT A

                                  PURCHASE FORM

To: INTELLECT NEUROSCIENCES, INC.

     The undersigned pursuant to the provisions set forth in the attached Warrant (No. ____), hereby irrevocably elects to purchase shares of the Common Stock, par value $0.01 per share, of INTELLECT NEUROSCIENCES, INC. (the "COMMON STOCK"), covered by such Warrant and herewith makes payment of $_____, representing the full purchase price for such shares at the price per share provided for in such Warrant.

     The Common Stock for which the Warrant may be exercised or converted shall be known herein as the "Warrant Stock".

     The undersigned is aware that the Warrant Stock has not been and will not be registered under the Securities Act of 1933, as amended (the "SECURITIES ACT") or any state securities laws. The undersigned understands that reliance by the Company on exemptions under the Securities Act is predicated in part upon the truth and accuracy of the statements of the undersigned in this Purchase Form.

     The undersigned represents and warrants that (1) it has been furnished with all information which it deems necessary to evaluate the merits and risks of the purchase of the Warrant Stock, (2) it has had the opportunity to ask questions concerning the Warrant Stock and the Company and all questions posed have been answered to its satisfaction, (3) it has been given the opportunity to obtain any additional information it deems necessary to verify the accuracy of any information obtained concerning the Warrant Stock and the Company and (4) it has such knowledge and experience in financial and business matters that it is able to evaluate the merits and risks of purchasing the Warrant Stock and to make an informed investment decision relating thereto.

     The undersigned hereby represents and warrant that it is purchasing the Warrant Stock for its own account for investment and not with a view to the sale or distribution of all or any part of the Warrant Stock.

     The undersigned understands that because the Warrant Stock has not been registered under the Securities Act, it must continue to bear the economic risk of the investment for an indefinite period of time and the Warrant Stock cannot be sold unless it is subsequently registered under applicable federal and state securities laws or an exemption from such registration is available.

     The undersigned agrees that it will in no event sell or distribute or otherwise dispose of all or any part of the Warrant Stock unless (1) there is an effective registration statement under the Securities Act and applicable state securities laws covering any such transaction involving the Warrant Stock, or
(2) the Company receives an opinion satisfactory to the Company of the undersigned's legal counsel stating that such transaction is exempt from registration. The undersigned consents to the placing of a legend on its certificate for the Warrant Stock stating that the Warrant Stock has not been registered and setting forth the restriction on transfer contemplated hereby and to the placing of a stop transfer order on the books of the Company and with any transfer agents against the Warrant Stock until the Warrant Stock may be legally resold or distributed without restriction.

     The undersigned has considered the federal and state income tax implications of the exercise of the Warrant and the purchase and subsequent sale of the Warrant Stock.


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------